Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 7, 2022, in Amendment No. 3 to the Registration Statement on Form F-4 (File no. 333-267305) and the related prospectus of Holisto Ltd., with respect to the consolidated financial statements of Holisto Ltd.

March 30, 2023	/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global